EXHIBIT 21.1

                        SUBSIDIARIES OF THE COMPANY


                                            STATE OR JURISDICTION OF
        SUBSIDIARY                       INCORPORATION OR ORGANIZATION
Connection Technology, Ltd.                     Louisiana
Ace Rental Tools, Inc.                          Louisiana
Superior Well Service, Inc.                     Louisiana
Oil Stop, Inc.                                  Louisiana
Nautilus Pipe & Tool Rental, Inc.               Louisiana
Concentric Rentals, S.A.                        Caracas, Venezuela
F & F Wireline Service, Inc.                    Louisiana
Fastorq, Inc.                                   Louisiana
Stabil-Drill Specialties, Inc.                  Louisiana
Tong Rentals and Supply Company, Inc.           Louisiana
Hydro-Dynamics Oilfield Contractors, Inc.       Louisiana
Superior Bareboat Charters, Inc.                Louisiana
1105 Peters Road, Inc.                          Louisiana
1209 Peters Road, Inc.                          Louisiana
Dimensional Oil Field Services, Inc.            Louisiana
Steerable Rotary Tools, L.L.C.                  Louisiana
Cardinal Services, Inc.                         Louisiana
Production Management Companies, Inc.           Louisiana
Production Management Industries, Inc.          Louisiana
Production Management Equities, Inc.            Louisiana
Production Management Control Systems, Inc.     Louisiana



N0488763.1